EXHIBIT 32.2

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Edward Myles, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Advanced Cell Technology, Inc. for the quarter ended June 30, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Advanced Cell Technology, Inc.

Dated: August 11, 2014	By:	/s/ Edward Myles
Edward Myles
Chief Operating Officer and Chief Financial Officer (Principal Financial Officer)